UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 29, 2014
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On July 30, 2014, LPL Financial Holdings Inc. (together with its subsidiaries, the "Company") issued a press release announcing its financial results for the quarter ended June 30, 2014. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2014, the Company appointed Jeffrey R. Buchheister, age 42, to succeed Thomas Lux as the principal accounting officer of the Company, effective as of August 1, 2014, in connection with the Company’s executive succession planning for Mr. Lux’s eventual retirement. Mr. Buchheister has been elected to serve as executive vice president, chief accounting officer of LPL Financial LLC (“LPL Financial”), effective as of August 1, 2014, and Mr. Lux will continue to serve as an executive vice president of LPL Financial following such date.
From June 2009 to June 2014, Mr. Buchheister served in various leadership roles at LPL Financial, most recently as senior vice president, AIS business management from November 2012 to June 2014. From June 2009 to October 2012, he served in various capacities as a senior vice president in the Client Support Services department of LPL Financial. Mr. Buchheister served as vice president & chief accounting officer of LPL Financial from January 2006 to June 2009.
There are no arrangements or understandings between Mr. Buchheister and any other person pursuant to which he was selected as an officer. Mr. Buchheister does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
There are no transactions since the beginning of the Company’s last fiscal year, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Buchheister had or will have a direct or indirect material interest.

Item 8.01	Other Events.
Dan H. Arnold, chief financial officer of the Company, intends to establish a trading plan to effect the orderly sale of a portion of his holdings of the Company’s common stock for purposes of asset diversification. As of July 29, 2014, Mr. Arnold directly held 168,684 shares of common stock, as well as vested and unvested options for the purchase of 205,558 shares of common stock and unvested restricted stock units representing 17,243 shares of common stock.
Mr. Arnold’s trading plan will be designed to comply with Rule 10b5-1 under the Exchange Act, as well as the Company’s stock ownership policy applicable to its executives. In accordance with Company policy, a period of at least 60 days must elapse between the adoption of a trading plan by Mr. Arnold and transactions under his trading plan. Transactions under Mr. Arnold’s trading plan are not expected to commence prior to November 2014 and will be reported through Form 4 filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated July 30, 2014 (“LPL Financial Announces Financial Results for Second Quarter 2014”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Name: Dan H. Arnold
Title: Chief Financial Officer

Dated: July 30, 2014